Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-168480

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 6, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 29, 2010

2,703,356 Shares

CAI International, Inc.

Common Stock

We are selling 1,351,678 shares of common stock, assuming a price of $21.17 per share, the last reported sales price of our common stock on December 3, 2010, and the selling stockholders are selling 1,351,678 shares of common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “CAP.” The last reported sales price of our common stock on December 3, 2010 was $21.17 per share.

The underwriters have an option to purchase a maximum of 405,504 additional shares of common stock from us and the selling stockholders to cover overallotments, if any.

The aggregate value of the shares we are selling, including the overallotment, is $30,000,000.

Investing in our common stock involves risks. See “Risk Factors ” beginning on page S-12 of this prospectus supplement and beginning on page 6 of the accompanying prospectus.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer	Proceeds to Selling Stockholders
Per Share	$	$	$	$
Total	$	$	$	$

Delivery of the shares of common stock will be made on or about                     , 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse	Keefe, Bruyette & Woods

Piper Jaffray

The date of this prospectus supplement is                     , 2010.

Prospectus Supplement

U.S. FEDERAL TAX CONSEQUENCES FOR NON -U.S. HOLDERS OF COMMON STOCK	S-35
UNDERWRITING (CONFLICT OF INTEREST)	S-38
NOTICE TO CANADIAN RESIDENTS	S-42
LEGAL MATTERS	S-44
EXPERTS	S-44
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-44
WHERE YOU CAN FIND MORE INFORMATION	S-45

Prospectus

Neither we, nor the selling stockholders, nor the underwriters have authorized any other person to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give. We and the selling stockholders are offering to sell and are seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in the prospectus and this prospectus supplement or any related free writing prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the prospectus, this prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus supplement forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

You should read this prospectus supplement along with the accompanying prospectus carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the shares of common stock offered in this offering and may add, update or change information in the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “CAI,” “we,” “us,” “our,” the “Company” or similar references mean CAI International, Inc. together with its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights basic information about CAI and this offering. This summary does not contain all of the information you should consider before making a decision to invest in our common stock. You should review this entire prospectus supplement and the accompanying prospectus carefully, including the risks of investing in our common stock discussed in the “Risk Factors” section, our consolidated financial statements and notes thereto and the documents incorporated by reference.

Our Business

Founded in 1989, we are one of the world’s leading container leasing and management companies. We purchase new containers, lease them primarily to container shipping lines, freight forwarders and other transportation companies and either retain them as part of our owned fleet or sell them to container investors for whom we then provide management services. In operating our fleet, we lease, re-lease and dispose of containers and contract for the repair, repositioning and storage of containers. As of September 30, 2010, our fleet comprised 799,500 twenty-foot equivalent units (TEUs) of containers, 64.0% of which represented our managed fleet and 36.0% of which represented our owned fleet.

We lease our containers to lessees under long-term leases, short-term leases and finance leases. Long-term leases cover a specified number of containers that will be on lease for a fixed period of time. Short-term leases provide lessees with the ability to lease containers either for a fixed term of less than one year or without a fixed term on an as-needed basis, with flexible pick-up and drop-off of containers at depots worldwide. Finance leases are long-term lease contracts that grant the lessee the right to purchase the container at the end of the term for a nominal amount. As of September 30, 2010, 98.4% of our fleet, as measured in TEUs, was on lease, with 75.9% of these containers on long-term leases, 21.3% on short-term leases and 2.8% on finance leases.

We manage containers under management agreements that cover portfolios of containers. Our management agreements typically have terms of 10 years and provide that we receive a management fee based upon the actual rental revenue for each container less the actual operating expenses directly attributable to that container. We also receive fees for selling used containers on behalf of container investors.

We have a global infrastructure with 12 offices in 10 countries and over 220 third party container depot facilities in 42 countries. As of October 31, 2010, we have approximately 86 employees worldwide.

Our Competitive Strengths

We believe our strengths include the following:

•

Growth Profile. We have grown our owned fleet between December 31, 2009 and September 30, 2010 by 44.2%, based on net book value, and 23.3%, based on TEUs, which has resulted in operating income growth rates of 186.8% and 70.6%, respectively, for the three and nine month periods ended September 30, 2010, as compared to the same periods in 2009. We believe that the relatively small size of our owned fleet provides us with a competitive advantage and a significant opportunity to grow our owned fleet, revenues, and earnings in the coming years.

•

Profitable and Scalable Business Model with Attractive Return Profile. We have historically enjoyed strong profitability (71.4% EBITDA margin[1] for the nine months ended September 30, 2010) and return on stockholders’ equity[2] (12.2% for the nine months ended September 30, 2010) as a result of our

[1]	EBITDA margin is EBITDA divided by total revenue. The most comparable performance measure under GAAP is net income divided by total revenue, which was 34% for the nine months ended September 30, 2010. We describe our calculation of EBITDA in footnote 1 to the table on page S-10.
[2]	Return on stockholders’ equity is net income divided by stockholders’ equity.

established market presence, financial strength, highly scalable global operating infrastructure, and attractive long-term container leasing industry fundamentals, including:

•	The container leasing business is a direct beneficiary of growth in global trade which does not depend on a single market or economy; and

•	Containers are a highly standardized, re-marketable asset type, with relatively long useful lives and strong residual values.

Additionally, the container leasing industry is currently experiencing an imbalance of supply and demand for leased containers due to significant under-investment in recent years by the market participants.

•

Strong Capitalization. We believe we are well-positioned to capitalize on the current market opportunity created as a result of strong growth in global trade in 2010, limited container production in 2010 after a year of minimal production in 2009, and a growing demand for leased containers from commercial shipping lines. As of October 31, 2010, we had $124.2 million of availability under our senior secured credit facility, and we are negotiating a new term credit facility to supplement our borrowing capacity to invest in additional containers in 2011. Additional availability under the anticipated new term credit facility, if we successfully close it, together with proceeds from this offering, would further strengthen our capital base and enhance our financial flexibility to better take advantage of favorable industry conditions.

•

Revenue and Earnings Visibility. 75.9% of our fleet is on long-term leases as of September 30, 2010 providing us with a highly visible and recurring revenue stream. Our container rental revenue and management fee revenue have remained relatively stable through economic cycles as a result of our focus on long-term leases.

•

Long-standing Container Lessee Relationships with Attractive Credit Characteristics. As of September 30, 2010, we leased containers to over 280 container lessees, including many of the largest international commercial shipping lines. As of September 30, 2010, we had conducted business with the top 20 lessees of our total fleet, as measured in TEUs, for an average of over 13 years. These top 20 lessees had, as of September 30, 2010, a weighted-average Dynamar credit rating of 3.6 on a rating scale of one through ten, with a one representing the strongest credit rating. Dynamar B.V. provides credit ratings to the container leasing industry.

•

Multiple, Diversified Sources of Revenue. Our business is structured to generate a diversified stream of revenue from multiple sources. We actively manage a mix of owned and managed containers in our fleet to provide us with diversified revenues over long periods of time. When permitted by market conditions, we supplement container rental revenue and management fee revenue with gains on sale of container portfolios that, in certain periods, have generated significant incremental revenue and can facilitate the growth in management fee revenue as we convert containers owned by us to containers managed by us for our container investors. We are also able to diversify our revenue base by managing the mix of containers under long-term, short-term and finance leases. Maintaining a range of lease types and duration allows us to provide services customized to our clients’ needs. By having multiple sources of revenue, we believe that we have been able to realize a higher return on assets and equity than would have been possible if our fleet had consisted entirely of containers owned by us. We believe it is important to maintain a balance between the size of our owned fleet and our managed fleet to maintain our multiple sources of revenue.

•

Flexibility to Satisfy Changing Market Demands. Our operating expertise and financial flexibility enable us to meet the evolving requirements of lessees and container investors. When market conditions permit, we leverage our significant experience in structuring and selling to container investors portfolios of containers and have achieved attractive investment returns in the past. By selling these portfolios to container investors, we have been able to purchase a substantial number of new containers while at the same time maintaining significant borrowing capacity under our senior secured credit facility. This has enabled us to choose when to purchase new containers based upon our expectations of near-term market conditions and quickly respond to the changing demands of lessees for short- and long-term leases.

•

Proprietary, Real-time Information Technology System. We have developed a proprietary, real-time information technology (IT) system to assist us in managing our container fleet. Our information technology system allows us to monitor lease status, repair billings and contract terms of every individual container in our fleet. By actively maintaining and reviewing this information, we are able to more efficiently manage the logistics and billings of our business. Our proprietary IT system has been essential to providing a high level of customer service and we believe it is scalable to satisfy our future growth without significant capital expenditures.

•

Experienced Management Team. We have significant experience in the container leasing industry. Our four key officers have an average of approximately 24 years of experience in the container leasing industry. In addition, our marketing and operations personnel have developed long-term relationships with leading container shipping lines.

Our Growth Strategy

We plan to leverage our competitive strengths to increase our revenues and profitability. In executing our growth strategy, we intend to take advantage of the favorable long-term sector fundamentals as well as the current market opportunity available to well-capitalized container leasing industry participants with an established market position. We intend to pursue the following strategies:

•

Invest in Additional Containers. We have purchased or committed to purchase in excess of $250 million of containers in 2010, representing an approximate 85% growth in the book value of our container rental equipment since the beginning of 2010. We have successfully placed the purchased containers that have been delivered to us on long-term leases. We believe our relatively small asset base combined with continued strong demand characteristics for containers could allow us to further grow our owned fleet at a higher pace than the overall industry and grow our market share.

•

Further Expand our Product and Customer Relationships. We are actively working to diversify our existing fleet and customer base by procuring and pursuing new business opportunities in the areas of refrigerated and specialized container equipment leasing. We believe that this strategy will further strengthen our business and allow us to continue to diversify our revenue.

•

Further Expand our Management Services. We plan to capitalize on our reputation among container investors as a high quality company providing container management services by expanding our management services into new investor groups as market conditions permit. We have served European container investors since 1999 and have been offering our management services to Japanese container investors since 2004.

•

Opportunistically Pursue Acquisition Opportunities. Through our acquisition of CAI Consent Sweden AB (formerly Consent Equipment AB) in 2008, we have demonstrated our ability to identify, effect and integrate attractive acquisition opportunities. We may in the future opportunistically pursue acquisition opportunities to diversify our product and customer base and enhance our economies of scale.

Recent Developments

We have a senior secured credit facility with a maturity date of September 25, 2014 and a maximum credit commitment of $330 million, with $177.1 million outstanding and $124.2 million in availability as of October 31, 2010. We are currently negotiating an additional term credit facility that we anticipate will close in December, 2010. We have obtained signed commitments for $250 million in new incremental financing under the proposed facility and, in light of strong syndicate interest, may seek to further increase this amount by $50 million. The funding of such commitments is subject to various terms and conditions and the execution of definitive documentation. We expect this facility will provide us with additional borrowing capacity to take advantage of attractive market opportunities. There can be no assurance, however, that we will be able to secure this or other additional debt financing on acceptable terms, or at all. The successful completion of this offering of common stock is not a condition to closing the proposed term credit facility.

Development Bank of Japan Inc. Relationship

In February 2007, an affiliate of Development Bank of Japan Inc. (“DBJ”), one of the selling stockholders in this offering, entered into an agreement with Mr. Ogawa to acquire approximately 15% of our outstanding common stock from him. Additionally, on August 20, 2009, we signed a $10.0 million, five-year loan agreement with DBJ. The term loan had a balance of $9.2 million and interest rate of 2.9% as of September 30, 2010. As of the date of this prospectus supplement, DBJ owns the entire amount of the shares which its affiliate acquired in 2007, and DBJ’s shareholdings now represent approximately 9.4% of our outstanding common stock.

Additional Information

Our corporate headquarters and principal executive offices are located at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105. Our telephone number is (415) 788-0100. Our U.S. branch offices are located in Charleston, South Carolina and Florham Park, New Jersey. We operate our business in 12 offices in 10 countries including the United States, and have agents in Asia, Europe, South Africa, Australia and South America. Our wholly owned international subsidiaries are located in the United Kingdom, Japan, Malaysia, and Barbados. We also own 80% of CAIJ Ltd. in Japan.

We maintain a website at www.capps.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. The contents of our website are not incorporated into this prospectus supplement or the accompanying prospectus. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains a website that contains our reports, proxy and information statements, and other information at http://www.sec.gov.

The Offering

Common stock offered by us	1,351,678 shares, assuming a price of $21.17 per share

Common stock offering by the selling stockholders	1,351,678 shares

Common stock to be outstanding immediately after this offering	19,265,668 shares

Over-allotment option	We and the selling stockholders have granted the underwriters an option to purchase up to an additional 405,504 shares solely to cover over-allotments.

Offering price	per share

Use of proceeds	We expect to use the net proceeds from this offering for working capital and other general corporate purposes, which may include investment in containers. We may also use the net proceeds, or a portion thereof, the to pay down a portion of our senior secured credit facility. You should read the discussion under the heading “Use of Proceeds” on page S-30 for more information.

New York Stock Exchange symbol	CAP

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 6 of the accompanying prospectus, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

The number of shares to be outstanding after this offering is based on the number of shares outstanding as of October 31, 2010. Unless we specifically state otherwise, the information in this prospectus supplement:

•	is based on the assumption that the underwriters will not exercise the overallotment option granted to them by us and the selling stockholders;

•	excludes an aggregate of 972,680 shares of our common stock subject to outstanding options as of October 31, 2010 at a weighted average exercise price of $10.32 per share; and

•	excludes 194,230 shares of common stock reserved for future issuance under our 2007 Equity Incentive Plan.

Summary Historical Consolidated Financial and Operating Data

The selected financial data presented below under the heading “Consolidated Statement of Operations Data” for the years ended December 31, 2009, 2008 and 2007, and the heading “Consolidated Balance Sheet Data” as of December 31, 2009 and 2008 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. The selected financial data presented below under the heading “Consolidated Statement of Operations Data” for the nine months ended September 30, 2010 and 2009, and the heading “Consolidated Balance Sheet Data” as of September 30, 2010 and 2009 have been derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.

Historical results are not necessarily indicative of the results of operations to be expected in future periods. You should read the selected consolidated financial data and operating data presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Consolidated Statement of Operations Data

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
(in thousands, except per share data)
Revenue:
Container rental revenue	$43,502	$40,982	$53,747	$56,436	$38,148
Management fee revenue	6,961	6,409	8,546	11,969	12,663
Gain on sale of container portfolios	614	753	753	12,443	12,855
Finance lease income	1,598	1,802	2,218	2,297	1,206

Total revenue	52,675	49,946	65,264	83,145	64,872

Operating expenses:
Depreciation of container rental equipment	14,077	12,858	17,140	15,824	8,805
Amortization of intangible assets	1,034	1,207	1,566	1,534	1,241
Impairment of container rental equipment	40	80	86	331	365
Gain on disposition of used container equipment	(5,760)	(2,391)	(3,626)	(4,155)	(4,400)
Gain on settlement of lease obligation	—	—	—	—	(780)
Equipment rental expense	—	—	—	20	961
Storage, handling and other expenses	4,941	6,367	8,717	4,854	3,077
Marketing, general and administrative expenses	15,452	14,679	18,848	20,215	15,772
Impairment of goodwill	—	—	—	50,247	—
Restructuring charges	—	—	972	—	—
Loss (gain) on foreign exchange	527	(153)	(215)	564	(104)

Total operating expenses	30,311	32,647	43,488	89,434	24,937

Operating income (loss)	22,364	17,299	21,776	(6,289)	39,935

Interest expense	3,262	3,344	4,311	9,346	10,705
Gain on extinguishment of debt	—	—	—	—	(681)
Interest income	121	(8)	(10)	(229)	(126)

Net interest expense	3,141	3,336	4,301	9,117	9,898

Income (loss) before income taxes	19,223	13,963	17,475	(15,406)	30,037
Income tax expense	1,288	3,481	3,919	11,547	10,990

Net income (loss)	17,935	10,482	13,556	(26,953)	19,047
Less: Net income attributable to non-controlling interest	(49)	—	—	—	—
(Accretion)/decretion of preferred stock	—		—	—	(5,577)

Net income (loss) attributable to CAI common stockholders	$17,886	$10,482	$13,556	$(26,953)	$13,470

Net income (loss) per share attributable to CAI common stockholders:
Basic	$1.00	$.59	$0.76	$(1.55)	$0.92
Diluted	$0.99	$.59	$0.76	$(1.55)	$0.85
Weighted average shares outstanding:
Basic	17,910	17,901	17,902	17,406	14,713
Diluted	18,122	17,901	17,902	17,406	16,682
Other Financial Data:
EBITDA (unaudited)(1)	$37,607	$31,609	$40,794	$61,824	$50,473
Adjusted EBITDA (unaudited)(1)	41,656	35,777	46,326	68,387	54,464
Purchase of containers	104,174	30,201	31,284	189,600	219,530
Net proceeds from sale of container portfolios	12,367	5,840	5,840	99,773	113,402

Consolidated Balance Sheet Data

	As of September 30,		As of December 31,
	2010	2009	2009	2008	2007
(Dollars in thousands)
Cash	$11,219	$8,425	$14,492	$28,535	$8,433
Container rental equipment, net	431,791	308,679	299,340	310,397	242,606
Net investment in direct finance leases	13,090	13,895	12,620	20,111	10,966
Total assets	503,162	385,077	374,083	412,628	359,099
Long-term debt	202,748	197,099	182,395	230,784	147,631
Total liabilities	338,513	259,077	244,985	298,838	227,951
Total stockholders’ equity	146,965	126,000	129,098	113,790	131,148

Selected Operating Data (unaudited):
Managed fleet in TEUs(2)	509,488	511,753	507,681	534,553	500,433
Owned fleet in TEUs(2)	289,965	244,416	235,082	243,408	253,910

Percentage of on-lease fleet on long-term leases(3)	75.9%	78.1%	75.7%	72.9%	70.9%
Percentage of on-lease fleet on short-term leases(3)	21.3%	19.0%	21.5%	23.8%	26.8%
Percentage of on-lease fleet on finance leases	2.8%	2.9%	2.8%	3.3%	2.3%
Average utilization rate(4)	93.8%	82.3%	82.2%	94.3%	94.3%

(1)	EBITDA is defined as net income before interest, income taxes, depreciation, amortization and impairment of goodwill and container rental equipment. Adjusted EBITDA is EBITDA plus principal payments from direct finance leases (DFL). We believe adjusted EBITDA is helpful in understanding our past financial performance as a supplement to net income and other performance measures calculated in conformity with accounting principles generally accepted in the United States (“GAAP”). Our management believes that adjusted EBITDA is useful to investors in evaluating our operating performance because it provides a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for any measure reported under GAAP. Adjusted EBITDA’s usefulness as performance measures as compared to net income is limited by the fact that adjusted EBITDA excludes the impact of interest expense, depreciation and amortization expense and taxes, and additionally excludes principal payments from DFL. We borrow money in order to finance our operations; therefore, interest expense is a necessary element of our costs and ability to generate revenue. Similarly, our use of capital assets makes depreciation and amortization expense a necessary element of our costs and ability to generate income. In addition, since we are subject to state and federal income taxes, any measure that excludes tax expense has material limitations. Moreover, adjusted EBITDA is not calculated identically by all companies; therefore our presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Due to these limitations, we use adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance, such as net income. The following table provides a reconciliation of adjusted EBITDA to net income, the most comparable performance measure under GAAP (in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
			(Unaudited)
Net income (loss)	$17,886	$10,482	$13,556	$(26,953)	$19,047
Add:
Net interest expense	3,141	3,336	4,301	9,117	9,898
Depreciation	14,218	13,023	17,366	16,001	8,932
Amortization of intangible assets and impairment of container rental equipment	1,074	1,287	1,652	1,865	1,606
Impairment of goodwill	—	—	—	50,247	—
Income tax expense	1,288	3,481	3,919	11,547	10,990

EBITDA	37,607	31,609	40,794	61,824	50,473
Add- principal payments from direct finance leases	4,049	4,168	5,532	6,563	3,991

Adjusted EBITDA	$41,656	$35,777	$46,326	$68,387	$54,464

(2)	Reflects the total number of TEUs in our managed or owned fleet, as applicable, as of the end of the period indicated, including units held for sale and units we have purchased but held at the manufacturer.
(3)	Long-term leases comprise leases that had a contractual term in excess of twelve months at the time of inception of the leases, including leases that permit cancellation by the lessee within 12 months if penalties are paid, and leases that have exceeded their initial contractual term of 12 months or greater. Short-term leases comprise leases that had a contractual term of 12 months or less at the time of inception of the leases.
(4)	Reflects the average number of TEUs in our fleet on lease as a percentage of total TEUs available for lease. In calculating TEUs available for lease, we exclude units held for sale and units held at the manufacturer that we have purchased. The utilization rate for a period is calculated by averaging the utilization rates at the end of each calendar month during the period. See “Management Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K incorporated by reference herein for a discussion of the calculation of our utilization rate.

RISK FACTORS

Prior to making a decision about investing in our common stock, you should carefully consider the following risks and uncertainties, together with the risks described beginning on page 6 of the accompanying prospectus and all of the other information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. If any of the risks described in this prospectus supplement or accompanying prospectus, or the risks described in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, actually occur, our business could be harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Common Stock and the Offering

We have broad discretion to use the net proceeds from this offering; our investment of these proceeds may not yield a favorable return.

Our management has broad discretion as to how to spend and invest the net proceeds from this offering, and we may spend or invest these net proceeds in ways with which our stockholders may not agree and that do not necessarily improve our operating results or enhance the value of our common stock. Accordingly, you will need to rely on our judgment with respect to the use of the net proceeds, and you will not have the opportunity as part of your investment decision to assess whether they are being used or invested appropriately. Until the net proceeds are used, we plan to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of your investment.

The public offering price of the common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. If you purchase shares of our common stock, you will incur immediate and substantial dilution in the amount of $12.18 per share. See “Dilution.”

Our stock price has been volatile and may remain volatile.

The trading price of our common stock may be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, new products or services by us or our competitors, general conditions in the shipping industry and the intermodal container sales and leasing markets, changes in earnings estimates by analysts, or other events or factors. In addition, the public stock markets have experienced extreme price and trading volume volatility in recent months. The broad market fluctuations may adversely affect the market price of our common stock. Since the initial public offering of our stock at $15.00 per share on May 16, 2007, the closing market price of our stock has fluctuated significantly from a high of $21.17 per share to a low of $2.15 per share. Since our stock is not among the most heavily traded stocks in the market, stockholders may experience difficulties in liquidating our stock. Factors affecting the trading price of our common stock may include:

•	variations in our financial results and other financial and operating data;

•	changes in financial estimates or investment recommendations by any securities analysts following our business;

•	the public’s response to our press releases, our other public announcements and our filings with the SEC;

•

our ability to maintain our competitive strengths and execute one or more elements of our growth strategy as well as to obtain additional borrowing capacity, all as described elsewhere in this prospectus supplement;

•	our ability to achieve operating results consistent with securities analysts’ projections;

•	the operating and stock price performance of other companies that investors may deem comparable to us;

•	recruitment or departure of key personnel;

•	our ability to timely address changing container lessee and container investor preferences;

•	global trade conditions and container market and industry factors;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	general stock market conditions; and

•	other events or factors, including those resulting from war, incidents of terrorism or responses to such events.

In addition, if the market for companies deemed similar to us or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business or financial results. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us.

Future new sales of our common stock by us or outstanding shares by existing stockholders, or the perception that there will be future sales of new shares from the company or existing stockholders, may cause our stock price to decline and impair our ability to obtain capital through future stock offerings.

A substantial number of shares of our common stock held by our current stockholders could be sold into the public market at anytime. In addition, the perception of, or actual sale of, new shares may materially and adversely affect our stock price and could impair our ability to obtain future capital through an offering of equity securities.

We have no current plans to pay dividends.

We have no current plans to pay cash dividends to holders of our common stock. In addition, our senior secured credit facility includes restrictions on our ability to pay cash dividends. Agreements governing future indebtedness, including the term credit facility we are currently negotiating, may contain similar restrictions on our ability to pay cash dividends. Although our board of directors may decide in the future to declare and issue a dividend, or to set a dividend policy, no assurance is given that decision to declare such a dividend or to set such a policy will be made in the future. Consequently, investors must rely on sales of their common stock as the only way to realize any future gains on their investment.

If securities analysts do not publish research or reports about our business or if they change their financial estimates or investment recommendation, the price of our stock could decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control or influence the decisions or opinions of these analysts and analysts may not cover us. If any analyst who covers us changes his or her financial estimates or investment recommendation, the price of our stock could decline. If any analyst ceases coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Our founder, Mr. Hiromitsu Ogawa, will continue to have substantial control over us and could act in a manner with which other stockholders may disagree or that is not necessarily in the interests of other stockholders.

Based upon beneficial ownership as of November 30, 2010, Mr. Ogawa beneficially owns approximately 41.3% of our outstanding common stock. Assuming Mr. Ogawa sells 675,839 shares in this offering, he will beneficially own 34.9% of our outstanding common stock immediately after completion of this offering. As a result, he may have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, he may have the ability to control the management and affairs of our company. Mr. Ogawa may have interests that are different from yours.

For example, he may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of us or otherwise discourage a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock. In addition, as Chairman of our Board of Directors, Mr. Ogawa will influence decisions to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could discourage a third party from acquiring us and consequently decrease the market value of an investment in our common stock.

Our certificate of incorporation and bylaws and Delaware corporate law each contain provisions that could delay, defer or prevent a change in control of our company or changes in our management. Among other things, these provisions:

•	authorize us to issue preferred stock that can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of our common stock;

•

permit removal of directors only for cause by the holders of a majority of the shares entitled to vote at the election of directors and allow only the directors to fill a vacancy on the board of directors;

•	prohibit stockholders from calling special meetings of stockholders;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

•	allow the authorized number of directors to be changed only by resolution of the board of directors;

•	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting;

•	classify our board of directors into three classes so that only a portion of our directors are elected each year; and

•	allow our directors to amend our bylaws.

These provisions could discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions, which may prevent a change of control or changes in our management that a stockholder might consider favorable. In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of us. Any delay or prevention of a change in control or change in management that stockholders might otherwise consider to be favorable could cause the market price of our common stock to decline.

Risks Related to our Business and the Container Leasing Industry

Current economic conditions may adversely affect our industry, business and results of operations.

The United States and foreign economies are in various stages of recovery from the 2009 economic recession. The capital markets are currently experiencing a high level of volatility and liquidity has become constrained across the debt and equity markets. In addition, recent disruptions in national and international credit markets have led to a scarcity of credit, tighter lending standards and higher interest rates on business loans.

We increased our allowance for doubtful accounts in 2009 to recognize the increased credit risk brought about by the current economic environment. A prolonged economic downturn or a continuing scarcity of credit could further adversely affect the financial condition and levels of business activity of our customers. This may in turn have a corresponding negative impact on our future operating results as some of our customers may suffer business failures that may cause us to further incur higher bad debt expense in the future while others may react to worsening conditions by reducing their level of investment in container portfolios or reducing their leasing of containers from us. In addition, worsening economic conditions may impair our ability to attract new customers.

For example, our average fleet utilization rate declined from 94.2% during the third quarter of 2008 to 81.9% during the fourth quarter of 2009. If any of these economic circumstances remain in effect for an extended period of time, there could be a material adverse effect on our future financial results.

The demand for leased containers depends on many political, economic and other factors beyond our control.

Substantially all of our revenue comes from activities related to the leasing of containers. Our ability to continue successfully leasing containers to container shipping lines, earning management fees on leased containers and attracting container investors to purchase container portfolios from us depends in part upon the continued demand for leased containers. The demand for containers is affected by numerous factors.

Demand for containers depends largely on the rate of world trade and economic growth, with consumer demand being one of the most critical factors affecting this growth. Recent economic downturns in one or more countries, particularly in the United States and other countries with consumer-oriented economies, have resulted in a reduction in world containerized trade growth or in demand by container shipping lines for leased containers. Most of the container investor programs into which we sell container portfolios employ a certain amount of debt in order to increase investor equity returns. The uncertainty on future demand for containers from container shipping lines, the potential of lower than expected performance of existing investments in container funds and the more difficulty in container investors being able to access debt for future investment programs, increases the potential that we may not be able to sell containers to investor programs in the future. In such case, our revenue, net income and cash flow will be lower, which will limit the level of growth in our operating fleet that we might otherwise be able to attain.

The recent economic recession resulted in a decline in the demand for shipping containers by our customers and an increase in the number of containers returned to us, reduced our container rental revenue, reduced utilization of our fleet and increased our operating expenses (such as storage, bad debt and repositioning costs). We cannot predict the degree to which the future economic recession in the U.S. and foreign economies will have on our financial condition and our future operating results.

Much of our leasing business involves shipments of goods exported from Asia. From time to time, there have been economic disruptions, health scares (such as SARS, H1N1 flu ), financial turmoil, natural disasters and political instability in Asia. If these events were to occur in the future, they could adversely affect our container lessees and the general demand for shipping and lead to reduced demand for leased containers or otherwise adversely affect us. Other general factors affecting demand for leased containers, utilization and per diem rates include the following:

•	available supply and prices of new and used containers;

•	economic conditions and competitive pressures in the shipping industry;

•	shifting trends and patterns of cargo traffic;

•	the availability and terms of container financing;

•	fluctuations in interest rates and foreign currency values;

•	overcapacity or undercapacity of the container manufacturers;

•	the lead times required to purchase containers;

•	the number of containers purchased by competitors and container lessees;

•	container ship fleet overcapacity or undercapacity;

•	increased repositioning by container shipping lines of their own empty containers to higher-demand locations in lieu of leasing containers from us;

•	consolidation or withdrawal of individual container lessees in the container shipping industry;

•	import/export tariffs and restrictions;

•	customs procedures, foreign exchange controls and other governmental regulations;

•	natural disasters that are severe enough to affect local and global economies;

•	political and economic factors; and

•	currency exchange rates.

All of these factors are inherently unpredictable and beyond our control. These factors will vary over time, often quickly and unpredictably, and any change in one or more of these factors may have a material adverse effect on our business and results of operations. Many of these factors also influence the decision by our customers to lease or buy containers. Should one or more of these factors influence our customers to buy a larger percentage of the containers they operate, our utilization rate would decrease, resulting in decreased revenue and increased storage and repositioning costs.

Our operating results have fluctuated significantly in the past and may fluctuate significantly in the future.

Our revenue comes primarily from the leasing of containers owned by us, management fees earned on containers owned by container investors and gain on sale of container portfolios to container investors. Historically, our annual and quarterly total revenues, net income and cash flows have fluctuated significantly as a result of fluctuations in our gain on sale of container portfolios. Selling containers to container investors has very little associated incremental expense, which means that our quarterly results may fluctuate significantly depending upon the amount of gain on sale of container portfolios, if any, we realize in a quarter.

Due to seasonal increased demand for containers in the several months leading up to the holiday season in the United States and Europe and higher demand for purchasing containers by container investors toward the end of the calendar year, a higher proportion of our container sales to investors has typically occurred in the second half of each calendar year. Although by comparison our container rental revenue and management fee revenue have historically fluctuated much less than our gain on sale of container portfolios, container rental revenue and management revenue may also fluctuate significantly in future periods based upon the level of demand by container shipping lines for leased containers, our ability to maintain a high utilization rate of containers in our total fleet, changes in per diem rates for leases and fluctuations in operating expenses.

A large part of our historical revenue comes from gain on sale of container portfolios and our container sale activities in the future may result in lower gains or losses on sales of containers.

Our revenue from gain on sale of container portfolios depends on our ability to make a profit on containers that we purchase and then resell to container investors. We typically enter into firm purchase orders for containers before we begin finding lessees for the containers, and the time necessary to lease these containers may be much longer than we anticipate. The price that a container investor is willing to pay for a portfolio of containers depends on a number of factors, including the historical and future expected cash flows from the portfolio to the container investor, the credit ratings of the lessees, the mix of short-term and long-term leases, the number of TEUs in the portfolio, the timing of the sale and alternative investment opportunities available to the container investor. If any of these factors changes unexpectedly during the period between the date of our purchase order to the date a container investor purchases the container from us, we may recognize a lower gain on sale of the containers to investors, sell them to container investors at a loss or retain them as part of our owned fleet.

The capital markets have experienced a high level of volatility and liquidity has been constrained across the debt and equity markets. Most of the container investor programs into which we sell container portfolios employ a certain amount of debt in order to increase investor equity returns. The uncertainty on future demand for containers from container shipping lines, the potential of lower than expected performance of existing investments in container funds and the reduced availability of credit for future investment programs, increases the potential that the Company may not be able to sell container portfolios in the future. In such case, our revenue, net income and cash flow will be adversely affected.

Per diem rates for our leased containers may decrease, which would have a negative effect on our business and results of operations.

Per diem rates for our leased containers depend on a large number of factors, including the following:

•	the type and length of the lease;

•	embedded residual assumptions;

•	the type and age of the container;

•	the number of new containers available for lease by our competitors;

•	the location of the container being leased; and

•	the price of new containers.

Because steel is the major component used in the construction of new containers, the price of new containers and per diem rates on new containers are highly correlated with the price of raw steel. In the late 1990s, new container prices and per diem rates declined because of, among other factors, a drop in worldwide steel prices and a shift in container manufacturing from Taiwan and Korea to areas in mainland China with lower labor costs. From 2003 to 2004, and again in the second half of 2006, container prices and leasing rates increased partially due to an increase in worldwide steel prices. Similarly, container prices during the first nine months of 2008 rose from their 2007 levels partially due to higher commodity prices. There has been a decrease in steel prices since the beginning of September 2008 and it is believed there has been reduced demand for newly manufactured containers by our customers and competitors. In 2010, container prices have begun increasing due to limited production by container manufacturers. We cannot predict container prices in the future. If newly manufactured container prices decline, we may need to lease the containers at low return rates or at a loss.

Per diem rates may be negatively impacted by the entrance of new leasing companies, overproduction of new containers by manufacturers and over-buying of containers by container shipping lines and leasing competitors. For example, during 2001 and again in 2005, overproduction of new containers, coupled with a build-up of container inventories in Asia by leasing companies and container shipping lines, led to decreasing per diem rates and utilization rates. In 2007, competitive pressures also reduced per diem rates. In the event that the container shipping industry were to be characterized by overcapacity in the future, or if available supply of containers were to increase significantly as a result of, among other factors, new companies entering the business of leasing and selling containers, both utilization and per diem rates may decrease, adversely affecting our revenue and operating results.

A reduction in the willingness of container investors to have us manage their containers could adversely affect our business, results of operations and financial condition.

A significant percentage of our revenue is attributable to management fees earned on services related to the leasing of containers owned by container investors. This revenue has very low direct operating costs associated with it. Accordingly, fluctuations in our management fee revenue in any period will have a significant impact on our profitability in that period. If we fail to meet performance requirements contained in our management agreements, container investors may seek to terminate these agreements. During the year ended December 31, 2009, the Company did not meet certain performance criteria in several of its container management contracts. The Company has experienced nonperformance due to the reduced income resulting from the decline in world trade and global recession and its impact on equipment utilization. Total revenue for the year ended December 31, 2009 would have been approximately 4.5% lower if such container management contracts had been terminated for not meeting the agreed upon performance levels set forth therein.

If one or more container investors terminate their management agreements, our management revenue would be adversely affected and our ability to sell container portfolios to investors could be severely impaired.

However, no container investor has notified the Company of its decision to terminate its management agreement and management does not currently expect any container investor to terminate its agreement. Moreover, our ability to continue to attract new management contracts depends upon a number of factors, including our ability to lease containers on attractive lease terms and to efficiently manage the repositioning and disposition of containers. In the event container investors perceive another container leasing company as better able to provide them with a stable and attractive rate of return, existing contracts may not be renewed, and we may lose management contract opportunities in the future, which could affect our business, results of operations and financial condition.

Please see the risk factor “We derive a substantial portion of our revenue for each of our container management and container leasing segments from a limited number of container investors and container lessees, respectively. The loss of, or reduction in business by, any of these container investors or container lessees could result in a significant loss of revenue and cash flow.” on page S-22.

Gains and losses associated with the disposition of used equipment may fluctuate and adversely affect our results of operations.

We regularly sell used, older containers upon lease expiration. The residual values of these containers therefore affect our profitability. The volatility of the residual values of such containers may be significant. These values depend upon, among other factors, raw steel prices, applicable maintenance standards, refurbishment needs, comparable new container costs, used container availability, used container demand, inflation rates, market conditions, materials and labor costs and equipment obsolescence. Most of these factors are outside of our control.

Containers are typically sold if it is in the best interest of the owner to do so after taking into consideration earnings prospects, book value, remaining useful life, repair condition, suitability for leasing or other uses and the prevailing local sales price for containers. Gains or losses on the disposition of used container equipment and the sales fees earned on the disposition of managed containers will also fluctuate and may be significant if we sell large quantities of used containers.

The U.S. and foreign economies are in various stages of recovery from the economic recession in 2009, which increases the potential of increased future inventories of used equipment by leasing companies and shipping lines in depots. Such an increase in inventory of idle equipment increases the potential of reducing the prices attained for disposition of used containers. As a result, the Company may need to dispose of equipment at a loss or not be able to sell equipment, which would increase our storage and repositioning expenses.

We may incur significant costs to reposition containers.

When lessees return containers to locations where supply exceeds demand, we routinely reposition containers to higher demand areas. Repositioning expenses vary depending on geographic location, distance, freight rates and other factors, and may not be fully covered by drop-off charges collected from the last lessee of the containers or pick-up charges paid by the new lessee. We seek to limit the number of containers that can be returned and impose surcharges on containers returned to areas where demand for such containers is not expected to be strong. However, market conditions may not enable us to continue such practices. In addition, we may not accurately anticipate which port locations will be characterized by high or low demand in the future, and our current contracts will not protect us from repositioning costs if ports that we expect to be high-demand ports turn out to be low-demand ports at the time leases expire.

Lessee defaults may adversely affect our business, results of operations and financial condition by decreasing revenue and increasing storage, repositioning, collection and recovery expenses.

Our containers are leased to numerous container lessees. Lessees are required to pay rent and indemnify us for damage to or loss of containers. Lessees may default in paying rent and performing other obligations under their leases. A delay or diminution in amounts received under the leases (including leases on our managed containers), or a default in the performance of maintenance or other lessee obligations under the leases could adversely affect our business, results of operations and financial condition and our ability to make payments on our debt.

Our cash flows from containers, principally container rental revenue, management fee revenue, gain on sale of container portfolios, gain on disposition of used equipment and commissions earned on the sale of containers on behalf of container investors, are affected significantly by the ability to collect payments under leases and the ability to replace cash flows from terminating leases by re-leasing or selling containers on favorable terms. All of these factors are subject to external economic conditions and the performance by lessees and service providers that are not within our control.

When lessees default, we may fail to recover all of our containers and the containers we do recover may be returned to locations where we will not be able to quickly re-lease or sell them on commercially acceptable terms. We may have to reposition these containers to other places where we can re-lease or sell them, which could be expensive depending on the locations and distances involved. Following repositioning, we may need to repair the containers and pay container depots for storage until the containers are re-leased. For our owned containers these costs will directly reduce our income before taxes and for our managed containers, lessee defaults will increase operating expenses, and thus reduce our management fee revenue. We have seen an increase in the number of smaller regional shipping lines defaulting on their lease agreements since the second quarter of 2008. The Company is recovering equipment and incurring expenses for its account and for the account of container investors related to these customer defaults. We maintain insurance to reimburse the Company and container investors for such customer defaults. The insurance agreements are subject to deductibles of up to $3.0 million per occurrence and have significant exclusions and, therefore, may not be sufficient to prevent us from suffering material losses. Additionally, the increase in claims made by the Company under such insurance agreements may result in such insurance not being available to us in the future on commercially reasonable terms, or at all.

We may not be successful in obtaining additional debt financing, which may reduce our growth opportunities.

We are currently negotiating a term credit facility that we anticipate will close in December 2010, which we expect will be in addition to our existing senior secured credit facility. Obtaining additional debt capacity is important for us to be able to execute our growth strategy. While we have obtained signed commitments of $250 million and believe that we will be able to complete the definitive documentation necessary to obtain this additional debt financing, with the tightening of the credit markets over the last two years, there can be no assurance that such financing will ultimately be available or, if it is available, that we will be able to structure such financing on terms acceptable to us. If we do obtain the facility, our ability to borrow amounts under it will be subject to our satisfaction of conditions precedent and compliance with terms and conditions in the loan documents. If we are unable to obtain the proposed financing or borrow as anticipated under the facility, we may not be able to increase the size of our owned fleet and expand our business as planned and our growth could be constrained.

Our level of indebtedness reduces our financial flexibility and could impede our ability to operate.

We intend to borrow additional amounts under our senior secured credit facility and other debt facilities to purchase containers and make acquisitions and other investments. We are currently negotiating a term credit facility. We have signed commitments for $250 million of additional borrowing capacity and, in light of strong syndicate interest, may seek to further increase this amount by $50 million. Subject to definitive documentation, terms and conditions, we anticipate closing this new facility in December 2010 and we expect that it will be in addition to our existing senior secured credit facility. We expect that we will maintain a significant amount of indebtedness on an ongoing basis. All of our borrowings under our senior secured credit facility are due and payable on September 25, 2014 and there is no assurance that we will be able to refinance our outstanding indebtedness, or if refinancing is available, that it can be obtained on terms that we can afford. The capital markets are currently experiencing a high degree of volatility. To the extent that volatility in the capital markets continues, our access to capital may become limited and our borrowing costs may materially increase.

Our senior secured credit facility requires us to pay a variable rate of interest, which will increase or decrease based on variations in certain financial indexes, and fluctuations in interest rates can significantly decrease our profits. We expect the new term credit facility we are currently negotiating will also accrue interest at a variable rate. We do not have any material amounts of hedge or similar contracts that would protect us against changes in interest rates.

The amount of our indebtedness could have important consequences for you, including the following:

•

requiring us to dedicate a substantial portion of our cash flow from operations to make payments on our debt, thereby reducing funds available for operations, future business opportunities and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•

making it more difficult for us to satisfy our debt obligations, and any failure to comply with such obligations, including financial and other restrictive covenants, could result in an event of default under the agreements governing such indebtedness, which could lead to, among other things, an acceleration of our indebtedness or foreclosure on the assets securing our indebtedness, which could have a material adverse effect on our business or financial condition;

•	limiting our ability to borrow additional funds, or to sell assets to raise funds, if needed, for working capital, capital expenditures, acquisitions or other purposes; and

•	increasing our vulnerability to general adverse economic and industry conditions, including changes in interest rates.

Our debt and capital lease obligations were $182.4 million as of December 31, 2009 and $202.7 million as of September 30, 2010. If we succeed in closing the new term credit facility we are currently negotiating on terms that we currently anticipate, we may have the ability to incur a significant amount of additional debt obligations, subject to compliance with various terms and conditions. We may not generate sufficient cash flow from operations to service and repay our debt and related obligations and have sufficient funds left over to achieve or sustain profitability in our operations, meet our working capital and capital expenditure needs or compete successfully in our industry.

We will require a significant amount of cash to service and repay our outstanding indebtedness and our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and repay our current and future indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. Based on the balance of our long-term indebtedness as of December 31, 2009, we will require approximately $7.3 million to service our current indebtedness in the year ending December 31, 2010. This amount is expected to substantially increase if we succeed in closing the term credit facility currently under negotiation and increase our balance of long-term indebtedness. It is possible that:

•	our business will not generate sufficient cash flow from operations to service and repay our debt and to fund working capital requirements and planned capital expenditures;

•	future borrowings will not be available under our current or future credit facilities in an amount sufficient to enable us to refinance our debt; or

•	we will not be able to refinance any of our debt on commercially reasonable terms or at all.

Our senior secured credit facility imposes, and the terms of any future indebtedness, including our anticipated new facility, may impose, significant operating, financial and other restrictions on us and our subsidiaries.

Restrictions imposed by our senior secured credit facility will limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;

•	pay dividends on or redeem or repurchase our stock;

•	enter into new lines of business;

•	issue capital stock of our subsidiaries;

•	make loans and certain types of investments;

•	create liens;

•	sell certain assets or merge with or into other companies;

•	enter into certain transactions with stockholders and affiliates; and

•	restrict dividends, distributions or other payments from our subsidiaries.

If we succeed in closing the term credit facility we are currently negotiating, we anticipate that such facility will impose similar restrictions to those imposed by our senior secured credit facility and could potentially further constrain our operations.

These restrictions could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities. A breach of any of these restrictions, including breach of financial covenants, could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and fees, to be immediately due and payable and proceed against any collateral securing that indebtedness, which will constitute substantially all of our container assets.

As we increase the number of containers in our owned fleet, we will be subject to significantly greater ownership risks.

The number of containers in our owned fleet fluctuates over time as we purchase additional containers and sell containers to container investors or into the secondary resale market. As part of our strategy, we plan to increase both the number of owned containers as well as the number of managed containers in our fleet. In particular, we may use a significant portion of the amount of borrowing available under a new term facility we are negotiating or under our existing senior secured credit facility to purchase additional containers and expand our owned fleet. We believe we will be able to find container investors to purchase the desired portion of the additional containers that we purchase and lease. If we are unable to locate container investors to purchase these containers, we will operate the containers as part of our owned fleet. Ownership of containers entails greater risk than management of containers for container investors, because as we increase the number of containers in our owned fleet, we are subject to an increased level of risk from loss or damage to equipment, financing costs, changes in per diem rates, re-leasing risk, changes in utilization rates, lessee defaults, repositioning costs, storage expenses, impairment charges and changes in sales price upon disposition of containers.

As we increase the number of containers in our owned fleet we will have significantly more capital at risk and may not be able to satisfy the future capital requirements of our container management business.

As we increase the number of containers in our owned fleet, either as a result of planned growth in our owned fleet, including the growth anticipated through purchases using funds from the proceeds from this offering and from the new term credit facility we are currently negotiating or from our existing senior secured credit facility, or as a result of our inability to sell containers to container investors, we may need to maintain higher debt balances which may adversely affect our return on equity and reduce our capital resources, including our ability to borrow money to continue expanding our managed fleet. Future borrowings may not be available under our senior secured credit facility or we may not be able to refinance the facility, if necessary, on commercially reasonable terms or at all. Furthermore, we may not succeed in closing the term credit facility that we are currently negotiating. We may need to raise additional debt or equity capital in order to fund our business, expand our sales activities and/or respond to competitive pressures. We may not have access to the capital resources we desire or need to fund our business. These effects, among others, may reduce our profitability and adversely affect our plans to continue the expansion of the container management portion of our business.

Our container lessees prefer newer containers, so to stay competitive we must continually add new containers to our fleet. If we are unable to make necessary capital expenditures, our fleet of containers may be less desirable to our container lessees and our profitability could suffer.

Potential defaults by current and future customers as a result of the expansion of our business and the size of our owned fleet could material impact our results of operations.

As we expand our business and increase the size of our owned fleet, we may face increased financial exposure to defaults by individual significant customers that account for greater revenues on a yearly basis. The failure of any significant customer to perform its obligations under our customer agreements could have a material impact on our business and results of operations.

We may incur future asset impairment charges.

An asset impairment charge may result from the occurrence of unexpected adverse events or management decisions that impact our estimates of expected cash flows generated from our long-lived assets. We regularly review our long-lived assets for impairment, including when events or changes in circumstances indicate the carrying value of an asset may not be recoverable. We may be required to recognize asset impairment charges in the future as a result of reductions in demand for specific container types, a weak economic environment, challenging market conditions, events related to particular customers or asset type, or as a result of asset or portfolio sale decisions by management.

The container investors that purchase containers from us are located in four countries and a change in the conditions and laws in any of these countries could significantly reduce demand by container investors to purchase containers.

The container investors that have historically purchased containers from us are located in Germany, Switzerland, Austria and Japan. The willingness of these investors to continue to purchase containers from us will depend upon a number of factors outside of our control, including the laws in the countries in which they are domiciled, the tax treatment of an investment and restrictions on foreign investments. If a change in tax laws or other conditions makes investments in containers less attractive, we will need to identify new container investors. The process of identifying new container investors and selling containers to them could be lengthy and we may not be able to find new container investors in these circumstances, which would result in a substantial reduction in the amount of gain on sale of container portfolios and cash flow.

We derive a substantial portion of our revenue for each of our container management and container leasing segments from a limited number of container investors and container lessees, respectively. The loss of, or reduction in business by, any of these container investors or container lessees could result in a significant loss of revenue and cash flow.

We have derived, and believe that we will continue to derive, a significant portion of our revenue and cash flow from a limited number of container investors and container lessees. Our business comprises two reportable segments for financial statement reporting purposes: container management and container leasing. The operating results of each segment and details of our revenues by for the years ended December 31, 2009, 2008 and 2007 are summarized in Note 17 to our consolidated financial statements contained in our Annual Report on Form 10-K and incorporated by reference in this filing. Revenue for our container management segment comes primarily from container investors that purchase portfolios of containers and then pay us to manage the containers for them. Revenue for our container leasing segment comes primarily from container lessees that lease containers from our owned fleet.

Revenue from our ten largest container lessees represented 45.5% of the revenue from our container leasing segment for the year ended December 31, 2009, with revenue from our single largest container lessee accounting for 7.3%, or $4.1 million, of revenue from our container leasing segment during such period. This $4.1 million of revenue represented 6.3% of our total revenue for this period. We do not distinguish between our owned fleet and our managed fleet when we enter into leases with container shipping lines. Accordingly, the largest lessees of our owned fleet are typically among the largest lessees of our managed fleet, and our management fee revenue is based in part on the number of managed containers on lease to container lessees. As a result, the loss of, or default by, any of our largest container lessees could have a material adverse effect on the revenue for both our container management segment and our container leasing segment. In addition, many of the management agreements with our container investors contain performance criteria, such as minimum per diem net income per container or minimum utilization rates for the pool of containers owned by the container investors. In the event we fail to meet one or more of these criteria in a management agreement, the independent investment arrangers who typically act on behalf of container investors may have the right to terminate the management agreement. In the year ended December 31, 2009, container investors associated with five investment arrangers represented 89.3% of our container management revenue. If we were to not perform our obligations as a container manager under the management agreements controlled by an independent investment arranger, the independent investment manager could decide to terminate all of the management agreements under which we have not performed our obligations. Managed containers associated with our single largest container investor accounted for 31.9%, or $3.0 million, of revenue from our container management segment during the year ended December 31, 2009. This $3.0 million of revenue represented 4.6% of our total revenue for this period. The termination of the management agreements under the control of a single investment arranger or the loss of our largest container investor as a management services customer could have a material adverse effect on the revenue for our container management segment.

Consolidation and concentration in the container shipping industry could decrease the demand for leased containers.

We primarily lease containers to container shipping lines. We believe container shipping lines require two TEUs of available containers for every TEU of capacity on their container ships. The container shipping lines have historically relied on a large number of leased containers to satisfy their needs. Consolidation of major container shipping lines could create efficiencies and decrease the demand that container shipping lines have for leased containers because they may be able to fulfill a larger portion of their needs through their owned container fleets. It could also create concentration of credit risk if the number of our container lessees decreases due to consolidation. Additionally, large container shipping lines with significant resources could choose to manufacture their own containers, which would decrease their demand for leased containers and could have an adverse impact on our business.

Changes in market price, availability or transportation costs of containers could adversely affect our ability to maintain our supply of containers.

We currently purchase almost all of our containers from manufacturers based in China. If it were to become more expensive for us to procure containers in China or to transport these containers at a low cost from China to the locations where they are needed by our container lessees because of changes in exchange rates between the U.S. Dollar and Chinese Yuan, further consolidation among container suppliers, increased tariffs imposed by the United States or other governments or for any other reason, we may have to seek alternative sources of supply. While we are not currently dependent on any single current manufacturer of our containers, we may not be able to make alternative arrangements quickly enough to meet our container needs, and the alternative arrangements may increase our costs. The availability of containers depends significantly on the availability and cost of steel in China. If a shortage of steel develops either in China or worldwide, container manufacturers may not be able to meet our demand for new containers which would limit our ability to add new containers to our fleet.

Terrorist attacks, the threat of such attacks, piracy or the outbreak of war and hostilities could negatively impact our operations and profitability and may expose us to liability.

Terrorist attacks and the threat of such attacks have contributed to economic instability in the United States and elsewhere, and further acts or threats of terrorism, violence, war or hostilities could similarly affect world trade and the industries in which we and our container lessees operate. For example, worldwide containerized trade dramatically decreased in the immediate aftermath of the September 11, 2001 terrorist attacks in the United States, which affected demand for leased containers. In addition, terrorist attacks, threats of terrorism, piracy or threats thereof, violence, war or hostilities may directly impact ports, depots, our facilities or those of our suppliers or container lessees and could impact our sales and our supply chain. A severe disruption to the worldwide ports system and flow of goods could result in a reduction in the level of international trade and lower demand for our containers. We maintain liability insurance that we believe would apply to claims arising from a terrorist attack, and our lease agreements require our lessees to indemnify us for all costs, liabilities and expenses arising out of the use of our containers, including property damage to the containers, damage to third-party property and personal injury. However, our lessees may not have adequate resources to honor their indemnity obligations and our insurance coverage is subject to large deductibles, a $15.0 million limit on coverage and significant exclusions. Accordingly, we may not be protected from liability (and expenses in defending against claims of liability) arising from a terrorist attack.

Our senior executives are critical to the success of our business and our inability to retain them or recruit new personnel could adversely affect our business.

Most of our senior executives and other management-level employees have over ten years of industry experience. We rely on this knowledge and experience in our strategic planning and in our day-to-day business operations. Our success depends in large part upon our ability to retain our senior management, the loss of one or more of whom could have a material adverse effect on our business. Our success also depends on our ability to retain our experienced sales force and technical personnel as well as recruiting new skilled sales, marketing and technical personnel. Competition for these individuals in our industry is intense and we may not be able to successfully recruit, train or retain qualified personnel. If we fail to retain and recruit the necessary personnel, our business and our ability to obtain new container lessees and provide acceptable levels of customer service could suffer.

We rely on our proprietary information technology system to conduct our business. If this system fails to adequately perform its functions, or if we experience an interruption in its operation, our business, results of operations and financial prospects could be adversely affected.

The efficient operation of our business is highly dependent on our proprietary information technology system. We rely on our system to track transactions, such as repair and depot charges and changes to book value, and movements associated with each of our owned or managed containers. We use the information provided by this system in our day-to-day business decisions in order to effectively manage our lease portfolio and improve customer service. We also rely on it for the accurate tracking of the performance of our managed fleet for each container investor. The failure of our system to perform as we expect could disrupt our business, adversely affect our results of operations and cause our relationships with lessees and container investors to suffer. In addition, our information technology system is vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, power loss and computer systems failures and viruses. Any such interruption could have a material adverse effect on our business, results of operations and financial prospects.

We face extensive competition in the container leasing industry.

We may be unable to compete favorably in the highly competitive container leasing and container management businesses. We compete with a number of major leasing companies, many smaller lessors, manufacturers of container equipment, companies and financial institutions offering finance leases, promoters of container ownership and leasing as a tax-efficient investment, container shipping lines, which sometimes lease their excess container stocks, and suppliers of alternative types of containers for freight transport. Some of these competitors have greater financial resources and access to capital than we do. Additionally, some of these competitors may have large, underutilized inventories of containers, which could lead to significant downward pressure on per diem rates, margins and prices of containers.

Competition among container leasing companies depends upon many factors, including, among others, per diem rates; lease terms, including lease duration, drop-off restrictions and repair provisions; customer service; and the location, availability, quality and individual characteristics of containers. New entrants into the leasing business have been attracted by the high rate of containerized trade growth in recent years. New entrants may be willing to offer pricing or other terms that we are unwilling or unable to match. As a result, we may not be able to maintain a high utilization rate or achieve our growth plans.

The international nature of our business exposes us to numerous risks.

Our ability to enforce lessees’ obligations will be subject to applicable law in the jurisdiction in which enforcement is sought. As containers are predominantly located on international waterways, it is not possible to predict, with any degree of certainty, the jurisdictions in which enforcement proceedings may be commenced. For example, repossession from defaulting lessees may be difficult and more expensive in jurisdictions in which laws do not confer the same security interests and rights to creditors and lessors as those in the United States and in jurisdictions where recovery of containers from defaulting lessees is more cumbersome. As a result, the relative success and expedience of enforcement proceedings with respect to containers in various jurisdictions cannot be predicted.

We are also subject to risks inherent in conducting business across national boundaries, any one of which could adversely impact our business. These risks include:

•	regional or local economic downturns;

•	changes in governmental policy or regulation;

•	restrictions on the transfer of funds into or out of the country;

•	import and export duties and quotas;

•	domestic and foreign customs and tariffs;

•	international incidents;

•	war, hostilities, terrorist attacks, a piracy, or the threat of any of these events;

•	government instability;

•	nationalization of foreign assets;

•	government protectionism;

•	compliance with export controls, including those of the U.S. Department of Commerce;

•	compliance with import procedures and controls, including those of the U.S. Department of Homeland Security;

•	consequences from changes in tax laws, including tax laws pertaining to the container investors;

•	potential liabilities relating to foreign withholding taxes;

•	labor or other disruptions at key ports;

•	difficulty in staffing and managing widespread operations; and

•	restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions.

One or more of these factors could impair our current or future international operations and, as a result, harm our overall business.

We may incur costs associated with new security regulations, which may adversely affect our business, financial condition and results of operations.

We may be subject to regulations promulgated in various countries, including the United States, seeking to protect the integrity of international commerce and prevent the use of containers for international terrorism or other illicit activities. For example, the Container Security Initiative, the Customs-Trade Partnership Against Terrorism and Operation Safe Commerce are among the programs administered by the U.S. Department of Homeland Security that are designed to enhance security for cargo moving throughout the international transportation system by identifying existing vulnerabilities in the supply chain and developing improved methods for ensuring the security of containerized cargo entering and leaving the United States. Moreover, the International Convention for Safe Containers, 1972 (CSC), as amended, adopted by the International Maritime Organization, applies to new and existing containers and seeks to maintain a high level of safety of human life in the transport and handling of containers by providing uniform international safety regulations. As these regulations develop and change, we may incur compliance costs due to the acquisition of new, compliant containers and/or the adaptation of existing containers to meet new requirements imposed by such regulations. Additionally, certain companies are currently developing or may in the future develop products designed to enhance the security of containers transported in international commerce. Regardless of the existence of current or future government regulations mandating the safety standards of intermodal shipping containers, our competitors may adopt such products or our container lessees may require that we adopt such products. In responding to such market pressures, we may incur increased costs, which could have a material adverse effect on our business, financial condition and results of operations.

We operate in numerous tax jurisdictions. A taxing authority within any of these jurisdictions may challenge our operating structure which could result in additional taxes, interest and penalties that could materially impact our future financial results.

We have implemented a number of structural changes with respect to our international subsidiaries in an effort to reduce our income tax obligations in countries in which we operate. There can be no assurance that our tax structure and the amount of taxes we pay in any of these countries will not be challenged by the taxing authorities in these countries. If the tax authorities challenge our tax structure or the amount of taxes paid, we could incur substantial expenses associated with defending our tax position as well as expenses associated with the payment of any additional taxes, penalties and interest that may be imposed on us. The payment of these amounts could have an adverse material effect on our business and results of operations.

Environmental liability may adversely affect our business and financial condition.

We are subject to federal, state, local and foreign laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants to air, ground and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. We could incur substantial costs, including cleanup costs, fines and costs arising out of third-party claims for property or natural resource damage and personal injury, as a result of violations of or liabilities under environmental laws and regulations in connection with our or our lessees’ current or historical operations. Under some environmental laws in the United States and certain other countries, the owner or operator of a container may be liable for environmental damage, cleanup or other costs in the event of a spill or discharge of material from the container without regard to the fault of the owner or operator. While we typically maintain liability insurance and typically require lessees to provide us with indemnity against certain losses, the insurance coverage may not be sufficient, or available, to protect against any or all liabilities and such indemnities may not be sufficient to protect us against losses arising from environmental damage. Moreover, our lessees may not have adequate resources, or may refuse to honor their indemnity obligations and our insurance coverage is subject to large deductibles, coverage limits and significant exclusions.

We may face litigation involving our management of containers for container investors.

We manage containers for container investors under management agreements that are negotiated with each container investor. We make no assurances to container investors that they will make any amount of profit on their investment or that our management activities will result in any particular level of income or return of their initial capital. We believe that as the number of containers that we manage for container investors increases, there is a possibility that we may be drawn into litigation relating to the investments. Although our management agreements contain contractual protections and indemnities that are designed to limit our exposure to such litigation, such provisions may not be effective and we may be subject to a significant loss in a successful litigation by a container investor.

Our 80 percent ownership in CAIJ Ltd, a container investment arranger and advisor focused on arranging container investments with Japanese investors, may subject us to material litigation risks and damage to our professional reputation as a result of litigation allegations and negative publicity.

CAIJ Ltd (CAIJ) was formed and began operation in 2007 for the purpose of arranging investments in our containers with Japanese investors. CAIJ arranged $5.8 million and $14.6 million of investments in container funds in 2009 and 2008, respectively, and we expect that CAIJ will arrange more container investments in the future. Because we are the seller and manager of the containers that will be sold to investors on whose behalf CAIJ acts as an arranger and advisor, there is an inherent conflict of interest between us and CAIJ. We disclose this inherent conflict of interest to container investors prior to any sale to them, but we do not provide them with any assurances that they will realize a specific or any investment return on the containers purchased from, and managed by, us. In the event that these container investors realize losses on their investments or believe that the returns on their investments are lower than expected, they may make claims, including bringing lawsuits, against CAIJ or us for our alleged failure to act in their best interests. Any such claims could result in the payment of legal expenses and damages and also damage our reputation with container investors and potential container investors and materially and adversely affect our business, financial condition or results of operations.

Certain liens may arise on our containers.

Depot operators, repairmen and transporters may come into possession of our containers from time to time and have sums due to them from the lessees or sublessees of the containers. In the event of nonpayment of those charges by the lessees or sublessees, we may be delayed in, or entirely barred from, repossessing the containers, or be required to make payments or incur expenses to discharge liens on our containers.

The lack of an international title registry for containers increases the risk of ownership disputes.

There is no internationally recognized system of recordation or filing to evidence our title to containers nor is there an internationally recognized system for filing security interest in containers. Although we have not incurred material problems with respect to this lack of internationally recognized system, the lack of an international title recordation system with respect to containers could result in disputes with lessees, end-users, or third parties who may improperly claim ownership of the containers.

As a U.S. corporation, we are subject to U.S. Executive Orders and U.S. Treasury Sanctions Regulations regarding doing business in or with certain nations and specially designated nationals (SDNs).

As a U.S. corporation, we are subject to U.S. Executive Orders and U.S. Treasury sanctions regulations restricting or prohibiting business dealings in or with certain nations and with certain specially designated nationals (individuals and legal entities). Any determination that we have violated such Executive Orders and U.S. Treasury sanctions regulations could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may pursue acquisitions or joint ventures in the future that could present unforeseen integration obstacles or costs.

We may pursue acquisitions and joint ventures in the future. Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

•	potential disruption of our ongoing business and distraction of management;

•	difficulty integrating personnel and financial and other systems;

•	hiring additional management and other critical personnel; and

•	increasing the scope, geographic diversity and complexity of our operations.

In addition, we may encounter unforeseen obstacles or costs in the integration of acquired businesses. Also, the presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition may have a material adverse effect on our business. Acquisitions or joint ventures may not be successful, and we may not realize any anticipated benefits from acquisitions or joint ventures.

In the future, we may be required to pay personal holding company taxes, which would have an adverse effect on our cash flows, results of operations and financial condition.

The Internal Revenue Code requires any company that qualifies as a “personal holding company” to pay personal holding company taxes in addition to regular income taxes. A company qualifies as a personal holding company if (1) more than 50.0% of the value of the company’s stock is held by five or fewer individuals and (2) at least 60.0% of the company’s adjusted ordinary gross income constitutes personal holding company income, which, in our case, includes adjusted income from the lease of our containers. If we or any of our subsidiaries are a personal holding company, our undistributed personal holding company income, which is generally taxable income with certain adjustments, including a deduction for federal income taxes and dividends paid, will be taxed at a rate of 15.0%. Based upon our operating results, we were not classified as a personal holding company for the year ended December 31, 2009. Whether or not we or any of our subsidiaries are classified as personal holding companies in future years will depend upon the amount of our personal holding company income and the percentage of our outstanding common stock that will be beneficially owned by Mr. Hiromitsu Ogawa, who beneficially owned 41.3% of our common stock as of December 31, 2009. At some point in the future we could become liable for personal holding company taxes. The payment of personal holding company taxes in the future would have an adverse effect on our cash flows, results of operations and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus supplement, in the accompanying prospectus, in any related free writing prospectus, in the documents incorporated by reference and in some of our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative of those terms, or comparable terminology.

Any or all of our forward-looking statements in this prospectus supplement, in the accompanying prospectus, in any related free writing prospectus, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the strength of global and regional economies and their ability to recover from the recent recession;

•	changes in the amount of gain we can realize on sales of portfolios of leased containers to container investors;

•	changes in demand for container leases;

•	changes in investor demand for purchasing portfolios of leased containers;

•	changes in the mix of short-term versus long-term leases;

•	changes in the per diem rates for leases;

•	changes in container production and pricing;

•	changes in the number of containers in our owned fleet;

•	defaults by container lessees;

•	economic disruptions, health scares, financial turmoil and political instability;

•	terrorism, or the threat of terrorism, violence or hostilities that affect the flow of world trade and the demand for containers;

•	the development of emerging economies in Asia and other parts of the world and the resulting change in trade patterns;

•	fluctuations in interest rates;

•	increased competition;

•	our ability to obtain additional debt financing at expected levels or at all;

•	loss of key members of our senior management; and

•	other factors that we describe in the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any additional prospectus supplement relating to the accompanying prospectus and other public filings with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $26.7 million (approximately $28.0 million if the underwriters’ overallotment option is exercised in full), based on an assumed offering price of $19.73 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering for working capital and other general corporate purposes, which may include investment in containers. We may also use the net proceeds, or a portion thereof, to pay down a portion of our senior secured credit facility or other debt, expand our fleet and invest in or acquire businesses, assets, technologies and products that will complement our existing operations. We assess acquisition opportunities on an ongoing basis and from time to time have discussions with other companies about potential transactions. We currently do not have any understandings, commitments or agreements with respect to an acquisition and we cannot assure you that we will make any acquisitions in the future.

Pending these uses, we plan to invest the net proceeds in short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct guaranteed obligations of the United States. The goal with respect to investment of these net proceeds is capital preservation and liquidity so that funds are readily available to fund our operations.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock has traded on the New York Stock Exchange, or NYSE, under the symbol “CAP” since May 16, 2007. The following table sets forth, for the periods indicated, the high and low reported sale prices of our common stock as reported on the NYSE.

	High	Low
Fiscal Year ended December 31, 2008
First quarter	$12.85	$8.18
Second quarter	$17.67	$12.67
Third quarter	$19.64	$9.57
Fourth quarter	$9.74	$2.90

Fiscal Year ended December 31, 2009
First quarter	$3.86	$2.15
Second quarter	$6.33	$2.87
Third quarter	$7.79	$5.13
Fourth quarter	$9.33	$6.91

Fiscal Year ended December 31, 2010
First quarter	$12.36	$7.49
Second quarter	$14.82	$11.85
Third quarter	$15.37	$11.56
Fourth quarter (through December 3, 2010)	$21.46	$14.62

As of November 30, 2010, there were approximately 28 holders of record of our common stock. On November 30, 2010, the last sale price reported on the NYSE for our common stock was $20.45 per share.

Dividends

We have never declared or paid dividends on our capital stock and we have no current plans to pay dividends. We have historically retained earnings, and may retain future earnings, to finance the operation and expansion of our business.

CAPITALIZATION

The following table shows our cash, cash equivalents and investments and capitalization as of October 31, 2010 on an actual basis and on an as adjusted basis to give effect to the sale of our common stock in this offering and reflects an increase in cash, cash equivalents and investments resulting from the net proceeds pending use as described under “Use of Proceeds,” based on an assumed offering price of $21.17 per share. You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus.

	As of October 31, 2010
	Actual	As Adjusted(1)
	(in thousands)
	(unaudited)
Cash, cash equivalents and investments	$12,650	$39,320

Debt and capital lease obligations:
Revolving credit facility	205,600	205,600
Capital lease obligations	16,780	16,780
Related party term loan	9,000	9,000

Total debt and capital lease obligations	231,380	231,380
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted
Common stock, $0.0001 par value, 84,000,000 shares authorized, 17,913,990 shares issued and outstanding, actual; 19,265,668 shares issued and outstanding, as adjusted	2	2
Additional paid-in capital	104,465	131,135
Accumulated other comprehensive loss	(1,459)	(1,459)
Retained earnings	47,334	47,334

Total CAI stockholders’ equity(1)	150,342	177,012

Total capitalization	$381,722	$408,392

(1)	Assumes that no proceeds of the offering will be used to repay outstanding debt. However, as discussed in “Use of Proceeds” above, we may use the net proceeds, or a portion thereof, to pay down a portion of our senior secured credit facility.

Assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, a $1.00 increase (decrease) in the assumed offering price per share would increase (decrease) stockholders’ equity by $1.35 million.

As of October 31, 2010, we had $124.2 million in availability under the senior secured credit facility. We are currently negotiating an additional term credit facility that we anticipate will close in December, 2010. We have obtained signed commitments for $250 million in new incremental financing under the proposed facility and, in light of strong syndicate interest, may seek to further increase this amount by $50 million. The funding of such commitments is subject to various terms and conditions and the execution of definitive documentation. We expect this facility will provide us with additional borrowing capacity to take advantage of attractive market opportunities. There can be no assurance, however, that we will be able to secure this or other additional debt financing on acceptable terms, or at all.

The preceding discussion and table is based on the number of shares of common stock outstanding as of October 31, 2010 and excludes:

•	an aggregate of 972,680 shares of our common stock subject to outstanding options as of October 31, 2010 at a weighted average exercise price of $10.32 per share; and

•	194,230 shares of common stock reserved for future issuance under our 2007 Equity Incentive Plan.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of common stock and the adjusted net tangible book value per share of common stock immediately after this offering. The net tangible book value of our common stock as of October 31, 2010 was $146.5 million, or $8.18 per share. Net tangible book value per share is determined by dividing (1) our total tangible assets less our total liabilities and non-controlling interests by (2) the number of shares of common stock outstanding.

After giving effect to our sale of 1,351,678 shares of common stock in this offering at an assumed public offering price of $21.17 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of October 31, 2010 would have been $173.1 million, or $8.99 per share. This represents an immediate increase in net tangible book value to existing stockholders of $0.81 per share and an immediate dilution to new investors of $12.18 per share. The following table illustrates this per share dilution:

Public offering price per share	$21.17
Net tangible book value per share as of October 31, 2010	$8.18
Increase per share attributable to sale of shares in this offering	$0.81
Adjusted net tangible book value per share after this offering	$8.99
Dilution per share to new investors	$12.18

If the underwriters exercise their over-allotment option in-full to purchase 65,422 additional shares of common stock from us in this offering, the adjusted net tangible book value per share after the offering would be $9.02 per share, the increase in the net tangible book value per share to existing stockholders would be $0.84 per share and the dilution to new investors purchasing common stock in this offering would be $12.15 per share.

The preceding discussion and table is based on the number of shares of common stock outstanding as of October 31, 2010 and excludes:

•	an aggregate of 972,680 shares of our common stock subject to outstanding options as of October 31, 2010 at a weighted average exercise price of $10.32 per share; and

•	194,230 shares of common stock reserved for future issuance under our 2007 Equity Incentive Plan.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that such selling stockholders are offering to sell under this prospectus supplement and accompanying prospectus. We obtained such information from each selling stockholder as of November 30, 2010, and we have not independently verified it. The term “selling stockholders” includes the transferees, pledgees, donees, or other successors of each such selling stockholder. Any material relationship either of the selling stockholders has had with us during the past three years is described in the footnotes to the table. To our knowledge, there currently are no agreements, arrangements, or understandings with respect to the sale of any shares of our common stock. Based on information we obtained from the selling stockholders and have not independently verified, neither of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Shares Beneficially Owned Prior to Offering(1)		Shares Being Offered for Sale	Shares Beneficially Owned After Offering(1)(3)
Name of Beneficial Owner	Number	Percent(2)		Number	Percent(3)
Hiromitsu Ogawa(4)	7,392,240	41.27%	675,839	6,716,401	34.86%

Development Bank of Japan Inc.(5)	1,691,760	9.44%	675,839	1,015,921	5.27%

(1)	The numbers and percentages shown include (a) the shares of common stock actually owned as of November 30, 2010 and (b) the shares of common stock which each selling stockholder had the right to acquire within sixty (60) days upon the exercise of options, warrants, or the conversion of convertible securities held by each selling stockholder on November 30, 2010. In calculating the percentage of ownership, all shares of common stock that each selling stockholder had the right to acquire within sixty (60) days upon the exercise of options, warrants, or the conversion of convertible securities held by such selling stockholder are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such selling stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.
(2)	Calculated on the basis of 17,913,990 shares of common stock, which is the number of shares of our common stock outstanding as of November 30, 2010.
(3)	Calculated on the basis of 19,625,668 shares of common stock outstanding upon completion of this offering, assuming we sell 1,351,678 shares of common stock at $21.17 per share. Assumes all the shares of common stock offered by the selling stockholders are sold in the offering.
(4)	Mr. Ogawa is the founder of CAI and Chairman of the Board. From 1989 to November 2006, he served as CAI’s Chief Executive Officer, and from November 2006 until June 2009 he served as CAI’s Executive Chairman. Mr. Ogawa beneficially owns 3,276,240 shares of our common stock in his own name. An additional 2,859,108 shares are held by the Ogawa Family Trust dated 7/06/98, of which Mr. Ogawa and his wife are co-trustees. An additional 1,256,892 shares are held by the Ogawa Family Limited Partnership. Mr. Ogawa is the co-trustee of the Ogawa Family Trust, which is the general partner of the Ogawa Family Limited Partnership.
(5)	On August 20, 2009, we signed a $10.0 million five-year loan agreement with DBJ. The loan had a balance of $9.2 million and interest rate of 2.9% as of September 30, 2010. The agreement governing the term loan contains various financial and other covenants.

U.S. FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

This section describes the material U.S. federal income and estate tax consequences to you of the ownership and disposition of shares of our common stock if you are a non-U.S. holder. When we refer to a non-U.S. holder, we mean a beneficial owner of our common stock that, for U.S. federal income tax purposes, is other than a partnership or:

•	an individual citizen or resident of the United States;

•

a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that is subject to the primary supervision of a U.S. court and to the control of one or more U.S. persons, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including for this purpose any other entity, either organized within or without the United States, treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Foreign partnerships also generally are subject to special U.S. tax documentation requirements.

Special rules may apply to certain non-U.S. holders, such as “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the federal tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, dividends paid to you are subject to withholding of U.S. federal income tax at a 30.0% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower income tax treaty rate, we generally will be required to withhold U.S. federal income tax at a 30.0% rate (rather than the lower income tax treaty rate) on dividend payments to you, unless you have furnished to us a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower income tax treaty rate with respect to such payments. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we generally are not required to withhold tax from the dividends, provided that you have furnished to us a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to this exemption from withholding. In lieu of withholding, such dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of our common stock unless:

•	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

•

such gain is effectively connected with your conduct of a trade or business within the U.S. and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by you;

•	you are subject to the Code provisions applicable to certain U.S. expatriates; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and either our common stock has ceased to be “regularly traded on an established securities market” prior to the beginning of the calendar year in which the disposition occurs or you have held, directly or constructively at any time during the five-year period ending on the date of disposition or such shorter period that you held such shares, more than 5% of our common stock. We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Federal Estate Taxes

If you hold our common stock at the time of death, such stock will be included in your gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, you generally are exempt from backup withholding and information reporting with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker, as long as:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person; and

•

you have furnished to the payor or broker a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations (or you otherwise establish an exemption).

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the documentation requirements described above are met or you otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50.0% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50.0% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the documentation requirements described above are met or you otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

In addition to the foregoing, we must report annually to the Internal Revenue Service and to you on Internal Revenue Service Form 1042-S the entire amount of any distribution made with respect to our common stock. This information may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

Recent Legislation

Recent legislation generally imposes withholding at a rate of 30% on payments to certain foreign entities, after December 31, 2012, of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING (CONFLICT OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement dated , 2010, we and the selling stockholders have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Keefe, Bruyette & Woods, Inc. are acting as representatives, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
Keefe, Bruyette & Woods, Inc.
Piper Jaffray & Co.
KeyBanc Capital Markets Inc.

Total

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 65,422 additional shares, assuming a price of $21.17 per share, and the selling stockholders have granted to the underwriters a 30-day option to purchase on a pro rata basis an aggregate of 340,082 additional outstanding shares, in each case, at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $             per share. The underwriters and selling group members may allow a discount of $             per share on sales to other broker/dealers. After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers.

The following table summarizes the compensation and estimated expenses we and the selling stockholders will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts and commissions paid by us	$	$	$	$
Expenses payable by us	$	$	$	$
Underwriting discounts and commissions paid by selling stockholders	$	$	$	$
Expenses payable by the selling stockholders	$	$	$	$

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the “Securities Act”) relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC and Keefe, Bruyette & Woods, Inc. for a period of 90 days after the date of this prospectus except for the sale of shares of common stock to the underwriters pursuant to the underwriting agreement, and certain other customary exceptions. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the ‘lock-up’ period, we announce that we will release earnings results during the 16-day period beginning on the last day of the ‘lock-up’ period, then in either case the expiration of the ‘lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Keefe, Bruyette & Woods, Inc. waive, in writing, such an extension.

Our executive officers and directors and the selling stockholders have agreed that, except for sales to the underwriters pursuant to the underwriting agreement and certain other customary exceptions, they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Keefe, Bruyette & Woods, Inc. for a period of 90 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the ‘lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Keefe, Bruyette & Woods, Inc. waive, in writing, such an extension.

We and the selling stockholders have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Our common stock is traded on The New York Stock Exchange under the symbol “CAP”.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the shares directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the shares, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

Conflict of Interest

As described in “Use of Proceeds,” we may use a portion of the net proceeds of this offering to repay a portion of our outstanding indebtedness under our senior secured credit facility. If any portion of that facility is repaid, lenders thereunder will be repaid on a pro rata basis. Due to such repayment, affiliates of KeyBanc Capital Markets Inc. (“KeyBanc”), an underwriter, may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. KeyBanc is therefore deemed to have a “conflict of interest” within the meaning of NASD Rule 2720. However, because there is a “bona fide public market” (as defined in Rule 2720) for our common stock, this offering is being conducted in compliance with Rule 2720.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time,

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each of the underwriters further represents, warrants and agrees as follows:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the shares of our common stock in Canada is being made only on a private placement basis exempt from the requirement that we and the selling stockholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of shares are made. Any resale of the shares in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares.

Representations of Purchasers

By purchasing shares of our common stock in Canada and accepting a purchase confirmation a purchaser is representing to us, the selling stockholders and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under Resale Restrictions, and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the shares to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares of our common stock, for rescission against us and the selling stockholders in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us or the selling stockholders. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we and the selling stockholders will have no liability. In the case of an action for damages, we and the selling stockholders will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein and the selling stockholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of share of our common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Perkins Coie LLP. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of CAI International, Inc. and our subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement and the accompanying prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus supplement and the accompanying prospectus.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 15, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, filed on May 10, 2010, August 6, 2010 and November 5, 2010, respectively;

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on March 28, 2007, including any amendment or report filed for the purpose of updating such description;

•	our Current Reports on Form 8-K, filed with the Commission on June 11, 2010, July 30, 2010, August 24, 2010, and October 4, 2010;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2010 in connection with the 2010 annual meeting of stockholders that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2009; and

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

We will provide each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus are delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105, Attn: Investor Relations, telephone: (415) 788-0100.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

Neither we, nor the selling stockholders, nor the underwriters have authorized any other person to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website can be found at www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our website can be found at www.capps.com, but we are not incorporating the contents of our website into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$30,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

1,691,760 Shares of Common Stock Offered by the Selling Stockholders

CAI INTERNATIONAL, INC.

We may, from time to time in one or more offerings, offer and sell up to $30,000,000 in the aggregate of common stock, preferred stock, debt securities, convertible debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, or any combination of the foregoing. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 1,691,760 shares of common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “CAP.” On September 15, 2010, the last reported sales price of our common stock was $14.59 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities, convertible debt securities or warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, or any combination of the foregoing, in one or more offerings up to a total dollar amount of $30,000,000 and the selling stockholders may sell up to 1,691,760 shares of common stock in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer. Each time we or either of the selling stockholders sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor either of the selling stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “CAI”, “we”, “our”, “us” or the “Company” refer to CAI International, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

About CAI International, Inc.

We are one of the world’s leading container leasing and management companies. We operate our business through two segments: container leasing and container management. We purchase new containers, lease them primarily to container shipping lines, freight forwarders and other transportation companies and either retain them as part of our owned fleet or sell them to container investors for whom we then provide management services. In operating our fleet, we lease, re-lease and dispose of containers and contract for the repair, repositioning and storage of containers. As of June 30, 2010, our fleet comprised 776,000 TEUs, 66.0% of which represented our managed fleet and 34.0% of which represented our owned fleet.

We lease our containers to lessees under long-term leases, short-term leases and finance leases. Long-term leases cover a specified number of containers that will be on lease for a fixed period of time. Short-term leases provide lessees with the ability to lease containers either for a fixed term of less than one year or without a fixed term on an as-needed basis, with flexible pick-up and drop-off of containers at depots worldwide. Finance leases are long-term lease contracts that grant the lessee the right to purchase the container at the end of the term for a nominal amount. As of June 30, 2010, 97.0% of our fleet, as measured in TEUs, was on lease, with 74.3% of these containers on long-term leases, 22.6% on short-term leases and 3.1% on finance leases.

We manage containers under management agreements that cover portfolios of containers. Our management agreements typically have terms of 10 years and provide that we receive a management fee based upon the actual rental revenue for each container less the actual operating expenses directly attributable to that container. We also receive fees for selling used containers on behalf of container investors.

We were founded in 1989 by our Chairman, Hiromitsu Ogawa, as a traditional container leasing company that leased containers owned by us to container shipping lines. We were originally incorporated under the name Container Applications International, Inc. in the state of Nevada on August 3, 1989. On February 2, 2007, we were reincorporated under our present name in the state of Delaware. We transact business directly and through our subsidiaries unless otherwise indicated.

Our corporate headquarters and principal executive offices are located at One Embarcadero Center, Suite 2101, San Francisco, California 94111. Our telephone number is (415) 788-0100. Our U.S. branch offices are located in Charleston, South Carolina and Florham Park, New Jersey. We operate our business in 13 offices in 11 countries including the United States, and have agents in Asia, Europe, South Africa, Australia and South America. Our wholly owned international subsidiaries are located in the United Kingdom, Japan, Malaysia, and Barbados. We also own 80% of CAIJ Ltd. in Japan.

We maintain a website at www.capps.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an electronic Internet site that contains our reports, proxy and information statements, and other information at http://www.sec.gov.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, with a total value of up to $30,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 84,000,000 shares of common stock, par value $0.0001 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock, par value $0.0001 per share. Under our certificate of incorporation, our board of directors has the authority to issue shares of our preferred stock in one or more series and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

The rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with preferred stock, common stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

THIS PROSPECTUS MAY NOT BE USED BY US TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends for each of the periods presented. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay the dividends on our preferred stock.

	Predecessor*		Successor*
	Year Ended December 31, 2005	Nine Months Ended September 30, 2006	Three Months Ended December 31, 2006	Year Ended December 31,			Six Months Ended June 30, 2010
				2007	2008	2009
Ratio of earnings to fixed charges	2.6	4.4	3.1	3.7	4.6	4.7	6.2
Ratio of earnings to fixed charges and preferred stock dividends	2.6	4.3	3.1	3.7	4.6	4.7	6.2

*	Note: On October 1, 2006, we repurchased 10,584,000 shares, or 50.0% of our then-outstanding common stock held by Interpool. In connection with this transaction we applied pushdown accounting in accordance with Staff Accounting Bulletin (SAB) No. 54 and accounted for the purchase as a step acquisition in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, Business Combinations, issued by Financial Accounting Standards Board (FASB). Due to the application of pushdown accounting and step acquisition accounting in our financial statements, our financial condition and results of operations after September 30, 2006 are not comparable in some respects to our financial condition and results of operations reflected in our historical financial statements as of dates or for periods prior to October 1, 2006. The data prior to October 1, 2006 as presented above, refer to the Predecessor company and this period is referred to as the Predecessor period which relates to the period prior to our repurchase of our common stock held by Interpool. The data on and subsequent to October 1, 2006 refer to the Successor company and the period is referred to as the Successor period which relates to the period after we repurchased our common stock held by Interpool.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety (the “CAI Risk Factors”).

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the CAI Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any accompanying prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Forward-Looking Information,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

The demand for leased containers depends on many political, economic and other factors beyond our control.

Substantially all of our revenue comes from activities related to the leasing of containers. Our ability to continue successfully leasing containers to container shipping lines, earning management fees on leased containers and attracting container investors to purchase container portfolios from us depends in part upon the continued demand for leased containers. The demand for containers is affected by numerous factors.

Demand for containers depends largely on the rate of world trade and economic growth, with consumer demand being one of the most critical factors affecting this growth. Economic downturns in one or more countries, particularly in the United States and other countries with consumer-oriented economies, could result in a reduction in world containerized trade growth or in demand by container shipping lines for leased containers. Most of the container investor programs into which we sell container portfolios employ a certain amount of debt in order to increase investor equity returns. The more difficulty container investors have in being able to access debt for future investment programs increases the potential that we may not be able to sell containers to investor programs in the future. In such case, our revenue, net income and cash flow will be lower, which may limit the level of growth in our operating fleet that we might otherwise be able to attain.

Economic recessions may result in a decline in the future demand for shipping containers by our customers and could lead to an increase the number of containers returned to us, reduce our container rental revenue, reduce utilization of our fleet, increase our operating expenses (such as storage, bad debt and repositioning costs) and have an adverse effect on our future financial performance. Much of our leasing business involves shipments of goods exported from Asia. From time to time, there have been economic disruptions, health scares (such as

SARS, H1N1 flu), financial turmoil, natural disasters and political instability in Asia. If these events were to occur in the future, they could adversely affect our container lessees and the general demand for shipping and lead to reduced demand for leased containers or otherwise adversely affect us.

Other general factors affecting demand for leased containers, utilization and per diem rates include the following:

•	available supply and prices of new and used containers;

•	economic conditions and competitive pressures in the shipping industry;

•	shifting trends and patterns of cargo traffic;

•	the availability and terms of container financing;

•	fluctuations in interest rates and foreign currency values;

•	overcapacity or undercapacity of the container manufacturers;

•	the lead times required to purchase containers;

•	the number of containers purchased by competitors and container lessees;

•	container ship fleet overcapacity or undercapacity;

•	increased repositioning by container shipping lines of their own empty containers to higher-demand locations in lieu of leasing containers from us;

•	consolidation or withdrawal of individual container lessees in the container shipping industry;

•	import/export tariffs and restrictions;

•	customs procedures, foreign exchange controls and other governmental regulations;

•	natural disasters that are severe enough to affect local and global economies;

•	political and economic factors;

•	currency exchange rates; and

•	future regulations which could restrict our current business practices and increase our cost of doing business.

All of these factors are inherently unpredictable and beyond our control. These factors will vary over time, often quickly and unpredictably, and any change in one or more of these factors may have a material adverse effect on our business and results of operations. Many of these factors also influence the decision by our customers to lease or buy containers. Should one or more of these factors influence our customers to buy a larger percentage of the containers they operate, our utilization rate would decrease, resulting in decreased revenue and increased storage and repositioning costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in some of our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative of those terms, or comparable terminology.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including working capital. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DILUTION

If you invest in an offering of common stock by us, your interest will be diluted to the extent of the difference between the public offering price per share in an offering under this prospectus and the net tangible book value per share after the offering, except to the extent proceeds are applied to the repayment of debt. We will set forth in the applicable prospectus supplement or free writing prospectus the following information regarding any material dilution of the equity interests of investors purchasing shares in an offering by us under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing shares in the offering; and

•	the amount of the immediate dilution from the public offering price to such investors.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that such selling stockholders may offer and sell from time to time under this prospectus and any prospectus supplement. Such information was obtained from each selling stockholder as of July 30, 2010 and has not been independently verified by us. The term “selling stockholders” includes the transferees, pledgees, donees, or other successors of each such selling stockholder. Any material relationship either of the selling stockholders has had with us during the past three years is described in the footnotes to the table. To our knowledge, there currently are no agreements, arrangements, or understandings with respect to the sale of any shares of our common stock.

Each of the selling stockholders may from time to time offer and sell pursuant to this prospectus up to the number of shares of common stock owned by each such selling stockholder as set forth below. Neither of the selling stockholders, however, makes any representations that the shares covered by this prospectus will be offered for sale. Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by such selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in connection with sales by such selling stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and our accountants. Based on information we obtained from the selling stockholders and have not independently verified, neither of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Shares Beneficially Owned Prior to Offering(1)		Shares Being Registered for Resale(3)	Shares Beneficially Owned After Offering(1)(3)(4)
Name of Beneficial Owner	Number	Percent(2)		Number	Percent(4)
Hiromitsu Ogawa(5)	7,392,240	41.26%	845,880	6,546,360	32.44%

Development Bank of Japan Inc.(6)	1,691,760	9.44%	845,880	845,880	4.19%

(1)	Each selling stockholder named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by such selling stockholder. The numbers and percentages shown include (a) the shares of common stock actually owned as of July 30, 2010 and (b) the shares of common stock which each selling stockholder had the right to acquire within sixty (60) days upon the exercise of options, warrants, or the conversion of convertible securities held by each selling stockholder on July 30, 2010. In calculating the percentage of ownership, all shares of common stock that each selling stockholder had the right to acquire within sixty (60) days upon the exercise of options, warrants, or the conversion of convertible securities held by such selling stockholder are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such selling stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.
(2)	Calculated on the basis of 17,914,235 shares of common stock, which is the number of shares of our common stock outstanding as of July 30, 2010.
(3)	We do not know the extent to which either selling stockholder will sell any of the common stock being registered hereby.
(4)	Calculated on the basis of 20,181,809 shares of common stock outstanding upon completion of this offering, assuming the Company sells 2,267,574 shares of common stock at $13.23 per share. Assumes all the shares of common stock registered hereby by the selling stockholders are sold in the offering.
(5)	Selling stockholder is the founder of CAI, and Chairman of the Board. From 1989 to November 2006, he served as CAI’s Chief Executive Officer, and from November 2006 until June 2009 he served as CAI’s Executive Chairman.
(6)	On August 20, 2009, we signed a $10.0 million five-year loan agreement with DBJ. The loan had a balance of $9.4 million and interest rate of 2.7% as of June 30, 2010. The agreement governing the term loan contains various financial and other covenants.

DESCRIPTION OF CAPITAL STOCK

We may offer shares of our capital stock, including common stock and preferred stock. We will set forth in the applicable prospectus supplement a description of the preferred stock that may be offered under this prospectus. The terms of the offering of securities, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement and other offering material, relating to such offering. A general description of our currently authorized shares of capital stock is set forth below.

General

Our authorized capital stock consists of 84,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The following summary of some of the terms relating to our common stock, preferred stock, certificate of incorporation and bylaws is not complete and may not contain all the information you should consider before investing in our common stock. You should read carefully our certificate of incorporation and bylaws.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by the common stockholders. The holders of our common stock are not entitled to cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock will be entitled to elect all of the directors standing for election. Subject to preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors may declare out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of or provision for our liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued in this offering will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. The board of directors also has the authority to fix the designations, voting powers, preferences, privileges and relative rights and the limitations of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change of control of us or make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting, economic and other rights of the holders of common stock.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and Delaware Law

Provisions of our certificate of incorporation, our bylaws and Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us.

Authorized but Unissued Shares of Common Stock and Preferred Stock. Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of common or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors. Our certificate of incorporation provides for the division of our board of directors into three classes, as nearly as equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected each year by our stockholders. In addition, our directors are removable only for cause by the holders of not less than a majority of the shares entitled to vote at the election of directors. Furthermore, any vacancies on the board of directors may be filled only by the affirmative vote of a majority of the directors then in office and only the board of directors may increase the size of the board of directors. Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and may maintain the incumbency of the board of directors.

Stockholder Action; Special Meetings of Stockholders. Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors or by a majority of our board of directors.

Advance Notice Requirements for Stockholders Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendment of Bylaws. Our directors are expressly authorized to amend our bylaws.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned: (1) by persons who are directors and also officers; and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

Registration Rights

We are a party to an Amended and Restated Registration Rights Agreement dated February 16, 2007, with Mr. Ogawa and DBJ Value Up Fund, a wholly-owned subsidiary of Development Bank of Japan Inc. (“DBJ”). Effective December 24, 2008, the 1,691,760 shares of Common Stock, par value $0.0001 per share, representing 9.44% of the shares of CAI International, Inc. owned by DBJ Value Up Fund, were transferred to DBJ. As of the date of this prospectus, DBJ Value Up Fund does not own, directly or indirectly, shares of CAI International, Inc.

Pursuant to this Registration Rights Agreement, Mr. Ogawa and DBJ have certain demand registration rights with respect to shares of our common stock. Pursuant to the Registration Rights Agreement, each of Mr. Ogawa and DBJ may request, subject to certain exceptions, that we file a registration statement under the Securities Act covering their shares, if the anticipated aggregate offering price is at least $5.0 million (net of underwriting discounts and commissions). Mr. Ogawa and DBJ will be entitled to request no more than three demand registrations.

Also pursuant to the Registration Rights Agreement, Mr. Ogawa and DBJ have certain “piggyback” registration rights with respect to shares of our common stock. Accordingly, if we propose to register any of our common stock under the Securities Act we are required to notify Mr. Ogawa and DBJ and to include in such registration all the shares of common stock requested to be included by them, subject to certain limitations. Under the terms of the Registration Rights Agreement, we are generally obligated to pay all the expenses associated with any demand or “piggyback” registrations.

DBJ and Mr. Ogawa have elected to participate in this offering or have certain of their shares included in the registration statement of which this prospectus forms a part.

Pre-emptive Rights

Under Delaware law, a stockholder is not entitled to pre-emptive rights to subscribe for additional issuances of common stock or any other class of series of common stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in the certificate of incorporation. Our certificate of incorporation does not provide that our stockholders are entitled to pre-emptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareholder Services, Inc. Its address is 250 Royall Street, Canton, Massachusetts 02021.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CAP.”

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under either of two debt indentures summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of senior debt indenture relating to senior debt securities and a form of subordinated debt indenture relating to subordinated debt securities are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of debt securities we may issue and provide that we may issue debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we may issue. Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

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You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

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any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

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issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

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obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

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obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

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there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

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the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

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full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The indenture covering subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

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if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees; or

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correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

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reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indentures with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

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the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

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to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

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to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

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the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

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we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “—Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities will be issued under either of two debt indentures summarized below. The indentures are the same as the indentures described above under “Description of Debt Securities”. Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. We may issue convertible debt securities under our senior debt indenture and our subordinated debt indenture, and forms of each of these indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indentures, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of convertible debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

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whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•

any other terms of the convertible debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indentures do not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An accompanying prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible indenture covering convertible subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the indentures with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•

to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “— Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

USE OF GLOBAL SECURITIES

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Our indentures provide that if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase common stock, preferred stock and debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION

We and either of the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any agents or underwriters;

•	The name of and number of shares of our common stock being sold by the selling stockholders;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling stockholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Agents

We or either of the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

The term “selling stockholders” includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from either selling stockholder as a gift, pledge, partnership, distribution or other non-sale related transfer. If we or either of the selling stockholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we or either of the selling stockholders have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Additionally, the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act with respect to the shares they are offering for resale.

We and either of the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Direct Sales

We and either of the selling stockholders may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We and either of the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses. In addition, any shares that qualify for sale by the selling stockholders pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP, Menlo Park, California. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of CAI International, Inc. and our subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.capps.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 15, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed on May 10, 2010 and August 6, 2010, respectively;

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on March 28, 2007, including any amendment or report filed for the purpose of updating such description;

•	our Current Reports on Form 8-K filed with the Commission on June 11, 2010, July 30, 2010 and August 24, 2010; and

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2010 in connection with the 2010 annual meeting of stockholders that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2009.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105, Attn: Investor Relations, telephone: (415) 788-0100.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.